UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the Report:   August 3, 2006

Commission file number 0-16182

AXSYS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-1962029
(State or other jurisdiction of incorporation or organization)	I.R.S Employer
Identification Number

175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut	06067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (860) 257-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 3, 2006, the Compensation Committee of the Board of Directors of Axsys Technologies, Inc., approved a Letter Agreement between the Company and Mr. Stephen W. Bershad that extends the Initial Period (as defined in Section 2(a) of Mr. Bershad’s Employment Agreement) until October 12, 2007, subject to the earlier termination of the Initial Period by Mr. Bershad in his sole discretion or by the Company, acting through its Board of Directors, in its sole discretion, by 30 days’ prior written notice to the other.

The foregoing description of the Letter Agreement is qualified in its entirety to the Letter Agreement and the Employment Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01(d) FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.1	Letter Agreement Extending Initial Term of Mr. Bershad’s Employment Agreement

10.2

Employment Agreement, dated as of October 12, 2000, between Axsys and Stephen W. Bershad (filed as Exhibit 10(27) to the December 31, 200- Form 10-K (File No. 000-16182) and incorporated herein by reference.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  August 8, 2006

AXSYS TECHNOLOGIES, INC.
(Registrant)

By:	/s/ David A. Almeida
David A. Almeida
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement Extending Initial Term of Mr. Bershad’s Employment Agreement

10.2

Employment Agreement, dated as of October 12, 2000, between Axsys and Stephen W. Bershad (filed as Exhibit 10(27) to the December 31, 200- Form 10-K (File No. 000-16182) and incorporated herein by reference.)